UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                      DECEMBER 9, 2004 (DECEMBER 3, 2004)

                         SKYTERRA COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                      000-13865                   23-2368845
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(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

                         19 WEST 44TH STREET, SUITE 507
                            NEW YORK, NEW YORK 10036
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              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 730-7540


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 3, 2004, SkyTerra Communications, Inc., a Delaware corporation (the "Company"), entered into a Contribution and Membership Interest Purchase Agreement (the "Contribution Agreement") among itself, The DIRECTV Group, Inc., a Delaware corporation ("Parent"), Hughes Network Systems, Inc., a Delaware corporation ("HNS") and Hughes Network Systems, LLC, a newly formed Delaware limited liability company ("Newco").

         Pursuant to the terms of the Contribution Agreement, HNS will contribute to Newco substantially all of its assets and certain liabilities related to its Very Small Aperture Terminal business. In addition, HNS will also contribute to Newco the portion of HNS's Spaceway Ka-band satellite communications platform that is under development and that will not be used in Parent's direct-to-home satellite broadcasting business. This includes certain ground equipment, intellectual property and rights to acquire the third Spaceway satellite which is currently being manufactured by Boeing for HNS, as well as rights to a contemplated fourth Spaceway satellite. The transaction does not include rights to the first two satellites designed for the Spaceway program, Spaceway 1 and 2, which have been redeployed to support Parent's direct-to-home satellite broadcasting business.

         In consideration of the foregoing, HNS shall receive from Newco $201,000,000 in cash, subject to adjustment as provided in the Contribution Agreement, and 100.0% of the equity interests of Newco. Upon the consummation of the foregoing transactions (the "Transactions"), the Company will purchase 50.0% of the equity interests of Newco from HNS in consideration of (x) $50,000,000 in cash and (y) 300,000 shares of common stock of the Company. The Company will serve as the managing member of Newco.

         To finance a portion of the Transactions, Newco has received definitive commitments from third parties for approximately $375 million of debt financing (the "Financing"), which includes a $75 million revolving line of credit that is expected to be almost entirely undrawn upon closing of the Transactions. The debt obligations of Newco pursuant to the Financing will not be guaranteed by either the Company or Parent.

         Consummation of the Transactions, which is expected in the first half of 2005, is subject to the satisfaction of customary conditions including, but not limited to, receipt of governmental approvals and completion of the Financing.

         On December 6, 2004, the Company issued a press release announcing the Transactions. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

         The description above is qualified in its entirety by reference to the Contribution Agreement which is attached as an exhibit hereto and incorporated herein.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.               Document
         -----------               --------

         10.1 Contribution and Membership Interest Purchase Agreement dated as of December 3, 2004, by and among The DIRECTV Group, Inc., Hughes Network Systems, Inc., SkyTerra Communications, Inc. and Hughes Network Systems, LLC.

         99.1                      Press Release dated December 6, 2004.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SKYTERRA COMMUNICATIONS, INC.
                                                      (Registrant)
Date: December 9, 2004

                                              By:    /s/ Robert C. Lewis
                                                   ----------------------------
                                                     Robert C. Lewis
                                                     Senior Vice President and
                                                     General Counsel



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